UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 28, 2012

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2012, Haemonetics Corporation (“Haemonetics”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Pall Corporation (“Pall”), pursuant to which Haemonetics agreed to acquire from Pall (i) substantially all of the assets relating to its blood collection, filtration, processing, storage and re-infusion product lines, and (ii) all of the outstanding equity interest in Pall Mexico Manufacturing, S. de R.L. de C.V, a subsidiary of Pall based in Mexico (collectively, the “Product Lines” and such transaction, the “Transaction”).

At the closing of the Transaction, subject to adjustments (upward or downward) to reflect (i) the audited adjusted operating income of the Product Lines before depreciation, amortization and non-cash restructuring charges for Pall's fiscal year ended July 31, 2011, and (ii) the amount of actual Product Line inventory being acquired, Haemonetics will pay to Pall $551 million in cash consideration, subject to a holdback of $15 million, which will be payable upon the replication and delivery of certain manufacturing assets of Pall's filter media business to Haemonetics by 2016. Until that time, Pall will manage these assets under a supply agreement with Haemonetics.

The Purchase Agreement includes customary representations, warranties and covenants of Pall and Haemonetics, as well as indemnification provisions for breaches or inaccuracies in either party's representations and warranties or covenants. Under the Purchase Agreement, Pall has agreed to operate the Product Lines in the ordinary course of business consistent with past practice until the closing of the Transaction. In addition, Pall will be restricted from discussing or otherwise agreeing to a competing transaction with respect to the Product Lines, and Haemonetics will be restricted from discussing or otherwise agreeing to acquire any assets, entities, businesses or product lines that compete with the Product Lines, or from acquiring any assets or entities if such acquisition could reasonably be expected to increase the risk of not obtaining necessary governmental approvals or to materially delay the completion of the Transaction.

The Transaction is expected to close in the second quarter of Haemonetics' fiscal 2013, subject to the conditions precedent set forth in the Purchase Agreement, receipt of necessary regulatory and third-party approvals and labor-related notifications, as well as a period of confirmatory due diligence by Haemonetics. If in the course of conducting such confirmatory due diligence, Haemonetics discovers matters or issues that would adversely affect the Product Lines above certain thresholds, Haemonetics will have the right to terminate the Purchase Agreement. The Purchase Agreement also includes other customary termination provisions for both Haemonetics and Pall and provides that if, after all closing conditions are satisfied, one party refuses to consummate the Transaction, the other party will be entitled to a termination fee in an amount equal to $17 million, which will be the sole and exclusive remedy in such circumstances.
Haemonetics intends to finance the purchase price primarily with $475 million of new borrowings under term loans.  JPMorgan Chase Bank N.A. and Citibank N.A. (together, the “Lenders”) have committed to provide Haemonetics a term loan facility in an initial aggregate principal amount of $475 million, and J.P. Morgan Securities LLC and Citibank, N.A. have agreed to use commercially reasonable efforts to syndicate a revolving credit facility in a maximum aggregate principal amount of $50 million, both of which facilities will be unsecured, on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”). The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including, among other things, (i) no material adverse condition or material adverse change in or affecting the business, property, financial condition or operations of Haemonetics and its subsidiaries (both before and, on a pro forma basis, after giving effect to the Transaction), taken as a whole, (ii) the execution and delivery of definitive financing documentation and other customary closing certificates, documents and instruments, (iii) the Transaction being consummated pursuant to the Purchase Agreement, with no provision of the Purchase Agreement having been amended or waived in a manner materially adverse to the Lenders, and (iv) Haemonetics having demonstrated that it will be in pro forma compliance with all financial covenants. The final termination date for the Debt Commitment Letter is August 1, 2012.

 Item 7.01               REGULATION FD

On April 29, 2012, Haemonetics issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the Transaction. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the control of Haemonetics, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, including: uncertainties as to the timing of the Transaction; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the possibility that the various conditions to receipt of the debt financing to complete the Transaction may not be satisfied or waived; the effects of disruption from the Transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; other business effects, including the effects of industry, economic or political conditions outside of Haemonetics' control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Haemonetics' filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Haemonetics' most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1*: Press Release issued by Haemonetics Corporation on April 29, 2012

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: May 3, 2012	By:	/s/ Christopher Lindop
Christopher Lindop, Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1         Press Release issued by Haemonetics Corporation on April 29, 2012